                    EMPLOYMENT AND STOCK REPURCHASE AGREEMENT

      THIS EMPLOYMENT AND STOCK REPURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 20th day of March, 1998, by and between MGC COMMUNICATIONS, INC., a Nevada corporation (the "Company") and Linda Sunbury ("Employee").

                         W I T N E S S E T H  T H A T:

      The parties, for and in consideration of the mutual and reciprocal covenants and agreements hereinafter contained, do contract and agree as follows:

      1. Employment: Company hereby employs Employee and Employee hereby accepts employment by Company upon all of the terms and conditions as are hereinafter set forth.

      2. Duties: Employee shall devote his full-time and effort to the business of Company. Employee shall serve Company in the capacity of Vice President-Chief Financial Officer, and shall perform his assigned duties and carry out his responsibilities to the best of his skills and abilities. Employee's duties and responsibilities shall include, but shall not be limited to, directing the Company's financial activities and such further duties which are consistent with Employee's abilities and training as shall be reasonably assigned to him from time to time by the President or Board of Directors of the Company.

      3. Term of Agreement: This Agreement shall be effective as of March 20, 1998 (the "Effective Date") and Employee's employment hereunder shall continue for one (1) year thereafter, unless sooner terminated by either party as provided in Item 11 herein. Thereafter, this Agreement shall be automatically renewed on a year-to-year basis after the expiration of the initial or any subsequent term of this Agreement unless terminated by either party as provided in Item 11 hereof.

      4. Limitations of Executive Duties: Employee shall not, without consent first being given by the President or Board of Directors of the Company:

            A. Take part in activities detrimental to the best interests of Company, including rendering any services to any other firm or entity which conflict or interfere with the performance of Employee's duties hereunder.

            B. Enter into any contract, oral or written, in the name of, for or on behalf of Company.

            C. Use any money belonging to Company or pledge its credit.

            D. Commit or suffer to be committed any act whereby Company's property may be subject to attachment or seizure.

            E. Cause Company to become a guarantor, surety or endorser or give any note for the benefit of any other person whomsoever.

            Employee shall indemnify and hold Company harmless from and against any and all damages, actions, causes of action, claims and other liabilities, contingent or otherwise, directed toward Company by others as a result of Employee's violation of any of the provisions hereof.

      5. No Outside Employment: It is the specific intention of the parties that Employee shall devote 100% of his business time and energy as an employee of Company and shall not, during the term of this Agreement, either directly or indirectly, be employed by, actively engaged in or associated with any other business whether within Company's industry or not. Any such outside employment by Employee shall be a breach of this Agreement as a result of which Company shall have the right to terminate this Agreement as provided in Item 11 hereof.

      6. Compensation: During the term of this Agreement, Company agrees to pay to Employee, and Employee agrees to accept from Company, in full payment for services rendered by Employee and work to be performed by him under the terms of this Agreement, the following:

            A. An annual base salary of Eighty Five Thousand Dollars ($85,00.00), payable in installments in accordance with the Company's payroll practices. The base salary may be increased annually in the discretion of the Company based on the Company's performance and Employee's personal accomplishments.

            B. Employee may be entitled to a bonus up to fifty percent (50%) of his Base Salary each calendar year based on Employee's performance as determined by the Company's Board of Directors, the performance of the individual employee's business unit, and the Company's overall financial performance.

      7. Vacation and Fringe Benefits: Company shall provide Employee such vacation time, sick leave and fringe benefits, including but not limited to participation in any pension, medical reimbursement and employee benefit plans that may be maintained by Company from time to time as are made generally available to other employees of Company in accordance with Company policies. In connection therewith, the Company shall pay seventy-five percent (75%) of the cost of coverage of Employee and his family under the Company's medical/dental insurance plan. The Company reserves the right to change the benefits available under its benefit plans at any time or times.

      8. Deductions: Deductions shall be made from Employee's salary for social security, Medicare, federal and state withholding taxes, and any other such taxes as may from time to time be required by governmental authority.

      9. Fiduciary Relationship. Both parties acknowledge and agree that a fiduciary and confidential relationship has existed and will continue to exist between them and that said relationship will continue during the term of this Agreement.


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

      10. Working Facilities and Expenses.

            A. Company shall furnish to Employee an office supplied, furnished and equipped as may be reasonably necessary for the conduct of Company's business.

            B. During the term of this Agreement, Company agrees to reimburse Employee, after presentation of receipts and other appropriate documentation, for all reasonable, ordinary and necessary travel costs and other necessary expenses incurred by Employee in performing his duties pursuant to this Agreement to the extent such expenses have been approved by the President of Company.

      11. Termination:

            A. Employee's employment hereunder shall be terminated upon his death or disability, in which event, Company shall not be liable for any compensation, bonus or fringe benefits after the date of Employee's death or disability.

            B. Employee may, without cause, terminate this Agreement by giving to Company thirty (30) days written notice and such termination shall be effective on the date (the "Effective Termination Date"), which shall be the date specified by Employee but in no event earlier than the thirtieth (30th) day following the date of such notice or such earlier date specified by Company after receipt of Employee's notice of termination. In such event, Employee shall continue to render his services up to the Effective Termination Date if so requested by Company.

            C. Company may, without cause, terminate this Agreement at any time by giving to Employee thirty (30) days written notice and such termination shall be effective on the date specified by Company but in no event earlier than the thirtieth (30th) day following the date of such notice. At the option of Company, Employee shall immediately cease performing his duties hereunder upon receipt of the notice. If terminated without cause pursuant to this Paragraph C, Employee shall continue to receive his full base salary and related fringe benefits for a period of thirty (30) days following the date of such notice.

            D. Employee may terminate this Agreement immediately for "cause". Cause shall be defined as failure of Company to make any payment or provide any benefit to Employee hereunder, which failure is not cured within ten (10) days after Company's receipt of written notice of such default. Any termination under this Paragraph D shall take effect immediately upon Company's receipt of written notice from Employee.

            E. Company may terminate this Agreement immediately for "cause". Cause shall be defined as any of the following: (i) Employee shall commit a felony or other act involving moral turpitude, (ii) Employee shall commit any act of prohibitive conduct as set forth in Item 4 of this Agreement, (iii) Employee shall commit any act, specifically including but not limited to drug or alcohol abuse, which act is materially harmful to Company, (iv) intentional or gross neglect of Employee's duties, (v) intentional disruption of or interference with Company's normal business operations, (vi) outside employment of Employee prohibited by Item 5 hereof, (vii) failure to comply with Company policies after receipt of written notice of the violation and failure to cure such violation within ten (10) days after receipt of such notice; (viii) repeated failure to comply with Company policies after receipt of written notice of any prior violation of such policies; or (ix) breach of any other provision of this Agreement after receipt of written notice of the breach and failure to cure such breach within ten (10) days after receipt of such notice. Any termination under this Paragraph E shall take effect immediately upon Employee's receipt of written notice from Company to Employee. The failure of Company to terminate Employee's employment hereunder for cause as a result of any of the foregoing at any one or more times shall not affect Company's ability to terminate Employee's employment hereunder for cause as a result of the subsequent occurrence of any act giving rise to "cause" hereunder.

            F. Notwithstanding the foregoing, Employee shall be entitled to the continuation of his base salary for a period of one (1) month after the date of his termination of employment in the event Employee's employment hereunder is terminated by the Company without cause.

            G. Employee's rights to exercise his stock options with the Company shall become fully vested in the event Employee's employment hereunder is terminated within twelve (12) months after a "change of control" of the Company (as defined by Item 13H).

      12. Specific Covenants and Agreements:

            A. For purposes of this Agreement, the following terms and provisions shall have the following meanings:

                  1. "Confidential Information" shall mean all of the Company's technical information, trade secrets, training materials, notebooks, video tapes or discs, operating procedures, processes, business plans, financial information relating to or arising out of Company's business operations, computer programs, specialized software and databases, sales and marketing information, methods of organizing and financing Company's business, personnel records, pricing information and financial information concerning or relating to the business, accounts, employees, agents, customers, creditors, suppliers and affairs of Company, whether the same were produced by Employee as an employee of Company or any other employee or agent of Company and all physical embodiments or repositories of the foregoing, all of which are hereby agreed to be the property of and confidential to Company. Notwithstanding the foregoing, any and all such information as described in this Item 12A1, which may constitute common and/or public knowledge shall be specifically excluded from this definition of "Confidential Information."

                  2. "Prohibited Geographic Area" shall mean the Las Vegas, Nevada metropolitan area.

                  3. "Prohibited Time Period" shall mean the period beginning on the date of execution hereof and ending on the date that is six (6) months after the termination of this Agreement for any reason whatsoever.

                  4. "Prohibited Business" shall mean the provision of local, long-distance and related telephone and data transmission services.


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

            B. Employee agrees that during the Prohibited Time Period, Employee shall not, for any reason, without the prior written consent of Company, on his own behalf or in the service or on behalf of others, participate, whether as an owner, stockholder, partner, employee, consultant, agent, independent contractor or otherwise, in any entity involved in the Prohibited Business in the Prohibited Geographic Area.

            C. Employee hereby acknowledges and agrees that (i) Company has expended considerable and substantial time, effort and capital resources to develop the Confidential Information, (ii) the Confidential Information is innovative and must receive confidential treatment to protect Company's competitive position in the market and Company's proprietary interest therein from irreparable damage, (iii) Employee, by virtue of his relationship with Company, has had and will have access to the Confidential Information, and (iv) the Confidential Information and all physical embodiments or other repositories of the same shall be and at all times remain the sole and exclusive property of Company. Employee covenants and agrees that throughout the period of Employee's employment with Company and at any time after the termination of Employee's employment with Company for any reason whatsoever, Employee shall not directly or indirectly use, publish, disseminate, divulge or otherwise disclose to any person or entity any of Company's Confidential Information, other than in the performance of his duties hereunder. In the event of a breach or threatened breach by Employee of the provisions of this Item, Company shall be entitled to an injunction restraining Employee from disclosing, in whole or in part, the list of Company's clients or any other Confidential Information, or from rendering any services to any person, firm, corporation, association or other entity to whom such list or other Confidential Information, in whole or in part, has been disclosed or is threatened to be disclosed. Upon receipt of a written request by Company, Employee agrees to surrender and return to Company all documents, records, memoranda, notebooks and similar repositories of Confidential Information of every character or description.

            D. The parties hereto acknowledge and agree that (i) the covenants contained in Paragraphs A, B and C of this Item are reasonably necessary to protect the interest of Company in whose favor said covenants are imposed; (ii) the restrictions imposed by Paragraphs A, B and C of this Item are not greater than are necessary for the protection of Company in light of the substantial harm that Company will suffer should Employee breach any such covenant; (iii) the period of restriction and geographical area of restriction contained in Paragraphs A, B and C of this Item are fair and reasonable in that they are reasonably required for the protection of Company; (iv) the nature, kind and character of the activities Employee is prohibited to engage in as described in Paragraphs A, B and C of this Item are reasonable and necessary to protect Company and shall not be interpreted or construed as prohibiting Employee from rendering any other services or performing any other activities not referenced therein, and (v) the covenants and agreements of Employee contained in Paragraphs A, B and C of this Item have been specifically negotiated by the parties and are material inducements to Company to enter into this Agreement, and, but for such covenants made by Employee herein, Company would not have entered into this Agreement.

            E. Employee acknowledges and agrees that each of the covenants and agreements contained in Paragraphs A, B and C of this Item of this Agreement is made by him in consequence of and as a specific inducement to Company to enter into this Agreement and to protect and preserve the benefit of this Agreement to Company; that each of the covenants contained in Paragraphs A, B and C of this
Item is reasonable and necessary to protect and preserve the benefits received by Company under this Agreement; irreparable loss and damage will be suffered by Company should Employee breach any


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

of such covenants and agreements; each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; that the unenforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenant or agreements or any other provision or provisions of this Agreement; and that, in addition to other remedies available to it, Company shall be entitled to both temporary and permanent injunctions to prevent a breach or contemplated breach by Employee of any of such covenants or agreements. In the event Company should seek an injunction hereunder, Employee hereby waives any requirement that Company submit proof of the economic value of any Confidential Information or that Company post a bond or any other security.

            F. If the provisions of this Item should ever be adjudicated to exceed the time, geographic or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic or other limitation permitted by applicable law.

            G. The covenants and agreements on the part of Employee contained in Paragraphs A, B and C of this Item shall be construed as agreements independent of any other agreement between Company and Employee. The existence of any claim or cause of action of Employee against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of each of such covenants and agreements.

            H. Nothing contained in this Item shall restrict Employee from being a stockholder of any corporation that directly or indirectly competes with Company provided the stock of such competing corporation is publicly held and listed on a regional or national stock exchange.

      13. Purchase Rights and Company Option to Repurchase Employee's Shares.

            A. Until March 20, 1998, Employee may purchase up to 20,000 shares of the Company (the "Purchase Shares") at a purchase price of $5.00 per share.

            B. Until March 20, 1998, Employee may purchase up to an additional 20,000 shares of Common Stock of the Company at $5.00 per share (the "Note Shares"). At Employee's election, the Company will finance the purchase price of the Note Shares, in which event, Employee will execute a full recourse promissory note (the "Note") in favor of the Company. The Note will be secured by the Note Shares. The term of the Note will be three (3) years, and the Note will bear interest at the rate of 7.5% per annum on the unpaid balance, with no interest payment required prior to two (2) years after the date of the Note. The Note may be prepaid at any time without penalty, and prepayment will be required within 30 days after termination of employment by the Company for cause or by Employee without cause. The Note may be repaid prior to the maturity thereof at Employee's discretion. Employee acknowledges that his holding period for Note Shares will not begin until he has paid for such shares for purposes of determining whether he has met the one-year holding period required before being able to sell such shares under Rule 144 under the Securities Act of 1933.


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

            C. As a condition to the purchase of the Purchase Shares or the Note Shares, Employee shall be: (i) employed by the Company as of the date of purchase, and (ii) required to sign an investment letter in such form as may be reasonably requested by the Company.

            D. The Company shall have the option to repurchase certain shares of stock in the Company owned by Employee upon the terms set forth in this Item. The terms of Paragraph E below shall apply to: (i) all Note Shares purchased by Employee, and (ii) a prorated portion of all Purchase Shares purchased by Employee; provided, however, that the Note Shares shall be deemed to be Purchase Shares for these purposes in an amount equal to the number of Note Shares multiplied by the percentage of the principal portion of the Note paid by Employee prior to the Termination Date (as hereinafter defined). The prorated portion of the Purchase Shares subject to repurchase shall be equal to: (i) 100% if the Termination Date occurs prior to the date that is one (1) year after the Effective Date, or (ii) otherwise, the number of Purchase Shares (including any Note Shares deemed to be Purchase Shares as set forth above) multiplied by a fraction the numerator of which is the number of days from and after the Termination Date until the date that is three (3) years after the Effective Date and the denominator of which is 730. The number of Purchase Shares and Note Shares subject to repurchase are referred to herein as the "Restricted Shares."

            E. If Employee is at any time prior to the date that is three (3) years after the Effective Date, not an employee of the Company for any reason whatsoever other than as a result of a "change of control" as defined in Paragraph H below (the date of his termination of employment being referred to herein as the "Termination Date"), then the Company shall have the option to purchase, whereupon Employee or his legal representative shall be obligated to sell, any portion or all of the Restricted Shares in the Company owned by Employee or any Affiliate of his on the Termination Date. In such event, such Restricted Shares shall be sold free and clear of any and all liens and encumbrances. The purchase price for all of the Restricted Shares shall be the amount per share paid by Employee for such Restricted Shares (excluding any interest paid as a result of Employee's making deferred payments for such Shares).

            F. The option provided herein shall be exercised, if at all, by delivery of written notice by the Company within ninety (90) days after the Termination Date.

            G. The closing of the purchase and sale hereunder shall occur within thirty (30) days following the exercise of said option and at a time and place as the Company may designate by written notice to Employee at least five (5) days in advance of such closing. The parties hereto hereby agree to execute any and all instruments and documents to transfer full and complete title to such Restricted Shares to effectuate the foregoing. At the closing, the purchase price shall be paid by the cancellation of the Note up to but not in excess of the purchase price for the Restricted Shares being repurchased with the balance of such purchase price payable in cash.

            H. For purposes of this Agreement, a "change of control" shall mean:
(i) the sale by the Company of all or substantially all of its assets to a third party or a transaction (by sale of stock, merger or otherwise) after which the stockholders of the Company immediately prior to the transaction own less than fifty percent (50%) of the Company or continuing entity immediately after the transaction, and (ii) a material change in Employee's responsibilities hereunder, a material reduction in pay or a requirement that Employee relocate in order to retain his position with the Company, such material change or requirement occurring within one year of the date of such change of control.


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

            I. The number of Restricted Shares and the purchase price per share set forth in this Item shall be adjusted appropriately in the event of any stock split, stock dividend or other similar change in the capitalization of the Company. The Board of Directors of the Company shall make the determination of any such adjustments and shall provide Employee with written notice thereof.

            J. All certificates representing Restricted Shares shall bear the following restrictive legend (in addition to any other legends required to be placed thereon):

                  The Shares represented by this certificate are subject to repurchase by the Company pursuant to the terms of an Employment/Stock Repurchase Agreement dated March ___, 1998, a copy of which is on file with the Company.

      14. Assignment: This Agreement, as it relates to the employment of Employee, is a personal contract and the rights and interests of Employee hereunder may not be sold, transferred, assigned, pledged or hypothecated. However, this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns including, without limitation, any corporation or other entity into which the Company is merged or which acquires all or substantially all of the outstanding common stock or assets of the Company.

      15. Breach by Company. If there is a dispute regarding the payment of any sum by Company hereunder, Company shall not be deemed to have failed to have made a payment hereunder if pending the resolution of such dispute, Company pays the amount in dispute into court or into an escrow account at Company's bank or with Company's corporate counsel.

      16. Remedies Not Exclusive. The rights, remedies and benefits herein expressly specified are cumulative and not exclusive of any rights, remedies or benefits which any party may otherwise have.

      17. Invalid Provisions: The invalidity of any one or more of the clauses or words contained in this Agreement shall not affect the reasonable enforceability of the remaining provisions of this Agreement, all of which are inserted herein conditionally upon being valid in law; and in the event that one or more of the words or clauses contained herein shall be invalid, this instrument shall be construed as if such invalid words or clauses had not been inserted or, alternatively, said words or clauses shall be reasonably limited to the extent that the applicable court interpreting the provisions of this Agreement considers to be reasonable.

      18. Specific Performance: The parties hereby agree that any violation by Employee of the covenants and agreements contained herein shall cause irreparable damage to Company, and Company may, as a matter of course, enjoin and restrain said violation by Employee by process issued out of a court of competent jurisdiction, in addition to any other remedies that said court may see fit to award.

      19. Binding Effect: All the terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.


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

      20. Jurisdiction: Each of the undersigned further agrees that any action or proceeding brought or initiated in respect of this Agreement may be brought or initiated in the State Court of Clark County, Nevada, and each of the undersigned consents to the exercise of personal jurisdiction and the placement of venue in any of such courts, or in any jurisdiction allowed by law, in any such action or proceeding and further consents that service of process may be effected in any such action or proceeding in such manner as may be permitted by law. Each of the undersigned further agrees that no such action shall be brought against any party hereunder except in one of the courts above named.

      21. Attorney's Fees: In the event an action is taken by either party to enforce this Agreement or resolve a dispute in connection herewith, the prevailing party shall be entitled to recover the costs incurred with the prosecution and defense of such action, including reasonable attorney's fees.

      22. Waiver of Breach or Violation Not Deemed Continuing: The waiver by either party of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach hereof.

      23. Entire Agreement; Law Governing: This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, by and between Company and Employee, and contains all the covenants and agreements among the parties with respect to such subject matter. This Agreement shall be construed in accordance with the laws of the State of Nevada.

      24. Item Headings: The item headings contained in this Agreement are for convenience only and shall in no manner be construed as a part of this Agreement.


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

         25. CERTIFICATION BY EMPLOYEE: EMPLOYEE CERTIFIES THAT HE HAS READ THE ENTIRE CONTENTS OF THIS AGREEMENT BEFORE SUBSCRIBING HIS NAME HERETO; THAT HE WAS ENCOURAGED AND AFFORDED SUFFICIENT OPPORTUNITY BY COMPANY TO OBTAIN INDEPENDENT LEGAL ADVICE PRIOR TO HIS EXECUTING THIS AGREEMENT; THAT HE FULLY UNDERSTANDS ALL THE TERMS, CONDITIONS, RESTRICTIONS AND PROVISIONS SET FORTH IN THIS AGREEMENT, PARTICULARLY INCLUDING, BUT NOT LIMITED TO THE RESTRICTIVE COVENANTS CONTAINED HEREIN, AND THAT HE ACKNOWLEDGES THAT EACH SAID TERM, CONDITION, RESTRICTION AND PROVISION IS FAIR AND REASONABLE INSOFAR AS IT PERTAINS TO HIM; THAT HE HAS RECEIVED A COPY OF THIS AGREEMENT AS SIGNED BY HIM; AND THAT HIS BEING BOUND BY THIS AGREEMENT IS A CONDITION PRECEDENT TO THE EXECUTION HEREOF BY COMPANY.

         IN WITNESS WHEREOF, Company has hereunto caused this Agreement to be executed by a duly authorized officer and its seal to be affixed and Employee has hereunto set his hand and seal as of the day and year first above written.

                                        EMPLOYEE:


                                        /s/ Linda Sunbury              (SEAL)
                                        -------------------------------
                                        LINDA SUNBURY

                                        EMPLOYER:

                                        MGC COMMUNICATIONS, INC.

                                        By: /s/ Nield J. Montgomery
                                        -------------------------------
                                                   President

                                                (CORPORATE SEAL)

                                 PROMISSORY NOTE


$100,000                                              Las Vegas
                                                      March 20, 1998

FOR VALUE RECEIVED, the undersigned ("Maker") does hereby promise to pay to the order of MGC Communications, Inc. a Nevada corporation, or its successors or assigns (hereinafter, together with any subsequent holder hereof, referred to as "Holder") at 3301 North Buffalo Drive, Las Vegas, Nevada 89129, or at such other place as the Holder may from time to time designate in writing, the principle sum of One Hundred Thousand and 00/100 Dollars ($100,000), together with interest thereon, or on so much thereof as is from time to time outstanding and unpaid, from date, at the rate of seven and one-half percent (7.5%) per annum until paid in full. Interest and outstanding principal shall be paid as follows:

      A. Accrued interest on the principal balance of this Note shall be due and payable on the second anniversary of this Note and on the same date of each subsequent year until such time as this Note has been paid in full.

      B. The principal amount of this Note shall be due and payable on the date that is three (3) years after the date of this Note, subject to acceleration, in full, at the option of Holder, in the event of the termination of Maker's employment with MGC Communications, Inc., by MGC for cause or by Maker voluntarily, in which event the entire principal amount of this Note shall become due and payable within thirty (30) days after demand by Holder.

      Maker shall have the right to prepay this Note in full or in part at any time without the imposition of any prepayment fee or penalty. Any partial prepayments shall be applied first to any accrued and unpaid interest due under this Note and the balance, if any, to the outstanding principal balance of this Note.

      Should Maker fail to pay any installment otherwise due under this Note within ten (10) days after the due date thereof, or should Maker default in his obligations to Holder under that certain Stock Pledge Agreement securing payment under this Note, the entire principal sum evidenced by this Note with all accrued and unpaid interest, shall, at the option of the Holder, and without further notice to Maker, become due and payable and may be collected forthwith. It is further agreed that the failure of Holder to exercise this right of accelerating the maturity of this debt, or indulgence granted from time to time, shall in no event be considered a waiver of such right of acceleration or stop Holder from exercising such right.

      All amounts not paid when due hereunder shall bear interest at the rate of twelve percent (12%) per annum from and after the due date thereof.

      Time is of the essence of this Note, and, in the event this Note is collected by law or through an attorney at law or under advice therefrom, Maker agrees to pay all costs of collection, including reasonable attorney's fees actually incurred.

      Maker hereby waives presentment, demand for payment and notice of nonpayment.

      This Note shall be construed in all respects and enforced according to the laws of the State of Nevada.

      Any and all notices required or permitted to be given under this Note will be sufficient if furnished in writing, sent by registered mail in the case of the Maker to 1704 Double Arch Ct. LV, NV 89128, or in the case of Holder to 3301 North Buffalo Drive, Las Vegas, Nevada 89129, Attention: President.

      IN WITNESS WHEREOF, Maker has signed this Note as of the day and year first above written.


                              /s/ Linda Sunbury             (SEAL)
                              ------------------------------
                              LINDA SUNBURY